UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 29, 2005
REGENT COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15392	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Executive Officer Employment Agreements
     Following a periodic review of executive compensation policies and practices by the Compensation Committee of the Board of Directors of Regent Communications, Inc., Regent and its executive officers entered into new employment agreements as attached as Exhibits 10.1 and 10.2. The existing employment agreements between the Company and each of William L. Stakelin, President and Chief Executive Officer, and Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer, were superseded by and replaced with the new agreements.
     The new employment agreements with Messrs. Stakelin and Vasconcellos are identical in all material respects to their prior employment agreements except as follows: the term of the employment period has been extended to December 31, 2008; the minimum annual base salary has been set at $330,171.36 plus an amount equal to the percentage increase in the Consumer Price Index-All Items during the period January 1, 2005 through December 31, 2005 for Mr. Stakelin, and at $250,000 plus an amount equal to the percentage increase in the Consumer Price Index-All Items during the period January 1, 2005 through December 31, 2005 for Mr. Vasconcellos; the target bonus for each of them is established at 80% of base salary, subject to adjustment by the Compensation Committee of the Board of Directors or by the Board of Directors; and upon termination within 24 months following a change in control of Regent, each of them will receive all compensation accrued and unpaid prior to the date of termination plus an amount equal to 2.99 times their base salary as in effect at the date of termination.
Restricted Stock Awards
     Effective January 3, 2006, the Compensation Committee of the Board of Directors awarded an aggregate of 233,100 shares of restricted stock to certain Regent employees, including Messrs. Stakelin and Vasconcellos, as shown on the table attached as Exhibit 99.1. The terms of the restricted stock awards are subject to the terms and conditions of the Regent Communications, Inc. 2005 Incentive Compensation Plan, as amended (the “Plan”), and to the additional specific terms set forth in the award letter. The material specific terms of the restricted stock awards are that the shares will vest in 25% increments over a four year period conditioned upon the recipient still being employed by Regent as of each anniversary date, subject to acceleration in accordance with the terms of the Plan. Any shares not vested at the time of a recipient’s termination will be forfeited. The form of the restricted stock award is attached as Exhibit 10.3.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit	Description
10.1	Employment Agreement dated as of January 1, 2006 by and between Regent Communications, Inc. and William L. Stakelin

10.2	Employment Agreement dated as of January 1, 2006 by and between Regent Communications, Inc. and Anthony A. Vasconcellos

10.3	Form of Restricted Stock Award pursuant to the Regent Communications, Inc. 2005 Incentive Compensation Plan, as amended

99.1	Summary of January 3, 2006 Restricted Stock Awards
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2006	REGENT COMMUNICATIONS, INC.
	By:	/s/ ANTHONY A. VASCONCELLOS
Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer

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